SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): September 30, 1998

                         ANSWERTHINK CONSULTING GROUP, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    FLORIDA
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                 (State or Other Jurisdiction of Incorporation)

    0-24343                                             65-0750100
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(Commission File Number)                    (I.R.S. Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000
Miami, Florida                                                       33131
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(Address of Principal Executive Offices)                          (Zip Code)

                                 (305) 375-8005
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 30, 1998, AnswerThink Consulting Group, Inc. ("AnswerThink") acquired all of the issued and outstanding capital stock of Infinity Consulting Group, Inc. ("Infinity"), an Indiana corporation engaged in the business of delivering PeopleSoft(TM) application solutions. The acquisition was effected pursuant to a Stock Purchase Agreement dated as of September 30, 1998 (the "Agreement"), by and among AnswerThink, Infinity, Brian J. Burk, John L. Moser and James
         N. Alvarez, who collectively held all of the issued and outstanding capital stock of Infinity (the "Infinity Shareholders"). As a result of the acquisition, Infinity will operate as a wholly-owned subsidiary of AnswerThink and the former shareholders of Infinity have become senior managers in AnswerThink's PeopleSoft Solutions practice group. The acquisition will be treated as a taxable purchase and sale of Infinity shares for U.S. income tax purposes and will be accounted for under the purchase method. In consideration for the Infinity stock, AnswerThink issued an aggregate of 186,000 shares of AnswerThink common stock to the Infinity Shareholders, which were valued at approximately $3.36 million based on the last sale price of AnswerThink Common Stock on the NASDAQ National Market on September 30, 1998, and paid an aggregate of $2.80 million in cash to the former Infinity Shareholders. The cash portion of the consideration was provided by the liquidation of investments which were acquired by AnswerThink with the proceeds from its initial public offering. The Infinity Shareholders will also receive up to $1.6 million in the form of a combination of cash and AnswerThink common stock to be paid by October 15, 1999 upon the achievement of certain pre-tax profit targets related to the performance of Infinity during the twelve (12) month period ending August 31, 1999.

         The terms of the acquisition were determined on the basis of arm's length negotiations. Prior to the execution of the Agreement, neither AnswerThink nor any of its affiliates, officers or directors had any material relationship with Infinity or the Infinity Shareholders.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment not later than December 14, 1998.

         (b)      PRO FORMA FINANCIAL INFORMATION.

     The pro forma financial information required by this item is not included with this initial report. The required pro forma financial information will be filed by amendment not later than December 14, 1998.

         (c)      EXHIBITS AND REPORTS ON FORM 8-K

                  (1)

                  NUMBER            EXHIBITS
                  ------            --------
                  2.1               STOCK PURCHASE AGREEMENT BY AND AMONG
                                    ANSWERTHINK CONSULTING GROUP, INC., INFINITY
                                    CONSULTING GROUP., AND THE SHAREHOLDERS OF
                                    INFINITY DATED AS OF SEPTEMBER 30, 1998

                  (2)               REPORTS ON FORM 8-K

                  No reports are attached to this Form 8-K.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 14, 1998                     ANSWERTHINK CONSULTING GROUP, INC.
                                            ----------------------------------
                                                       (Registrant)

                                            By: /s/ Luis E. San Miguel
                                                ---------------------------
                                            Luis E. San Miguel
                                            Executive Vice President
                                            Finance and Chief Financial
                                            Officer

                                  EXHIBIT INDEX

                  EXHIBIT
                  NUMBER            DESCRIPTION
                  ------            -----------
                  2.1 Stock Purchase Agreement by and among AnswerThink Consulting Group, Inc., Infinity Consulting Group., and the Shareholders of Infinity dated as of September 30, 1998